EXHIBIT 11
           J. BAKER, INC. AND SUBSIDIARIES
Computation of Primary and Fully Diluted Earnings Per Share*
                     (Unaudited)

                                   Quarter Ended            Nine Months Ended
                                 10/28/95       10/29/94      10/28/95     10/29/94
                                 --------       --------      --------     --------
PRIMARY:

Net Earnings (Loss)              ($41,327,582)  $6,592,114  ($39,292,717)  $16,923,214
                                 ============   ==========  ============   ===========

Weighted average number of common
    shares outstanding             13,865,879   13,838,427    13,853,211    13,828,551
                                 ============   ==========   ===========    ==========

Earnings (Loss) Per Share             ($2.981)      $0.476       ($2.836)       $1.224
                                 ============   ==========   ===========    ==========

ASSUMING FULL DILUTION:

Net Earnings (Loss) (1)          ($41,327,582)  $7,376,114   ($39,292,717)  $19,275,214
                                 =============  ==========   ============   ===========
Weighted average number of common
    shares outstanding             13,865,879   13,838,427     13,853,211    13,828,551

Dilutive effect of outstanding
    stock options                      32,986      198,204         72,277       232,893

Dilutive effect of convertible
    subordinated debt                        -    4,341,085             -      4,341,085
                                    ----------   ----------    ----------     ----------
Weighted average number of common
    shares as adjusted              13,898,865   18,377,716    13,925,488     18,402,529
                                    ==========   ==========    ==========     ==========
Earnings (Loss) Per Share              ($2.973)      $0.401       ($2.822)        $1.047
                                    ==========   ==========     =========     ==========

(1) For the purpose of calculating fully diluted earnings per share for the quarter and nine months ended October 29, 1994, the conversion of the 7% convertible debt results in an after tax benefit from reduced interest expense.

*    This calculation is submitted in accordance with Item
     601(b)(11) of Regulation S-K.